UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 29, 2007

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       OTHER EVENTS

On October 29, 2007, we received a letter from the National Interfaith Cable Coalition stating that NICC is exercising a claimed right to put to us all shares of Class A Common Stock owned by NICC as provided in an agreement dated December 1, 2005. NICC owns 4,357,066 shares of Class A Common Stock. The 2005 agreement provided for a purchase price equal to the average closing stock price of the Class A Common Stock for the 15 trading days prior to and 15 trading days subsequent to the exercise of the put. The terms of the put required an exercise on or before November 1, 2007.

NICC proposed that the closing for the transaction be on January 4, 2008. NICC indicated that it was willing to continue discussions with us regarding alternatives.

We have informed NICC that, as a result of recent negotiations, we have a binding agreement with NICC which negates the put right, itemizes remaining financial obligations under the prior agreements with NICC and handles related matters. Crown views the attempt by NICC to exercise the put as a breach of that agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	November 1, 2007	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel